Exhibit 10.2

subscription AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of May 18, 2015, by and among Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), and Monroe Capital Corporation, a Delaware corporation, Monroe Capital Senior Secured Direct Loan Fund LP, a Delaware limited partnership, Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP, a Delaware limited partnership, and Monroe Capital Partners Fund II, LP, a Delaware limited partnership (each a “Subscriber”, collectively, the “Subscribers”).

WHEREAS, Subscribers desire to acquire the number of newly issued shares of the Company’s Series D Preferred Stock (the “Shares”) set forth opposite each Subscriber’s name on the attached Subscription Schedule and the Company desires to issue such equity to the Subscribers (the “Subscription Transaction”).

WHEREAS, the issuance and delivery of the Shares is being made in connection with the loans being provided by the Subscribers under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Certain Defined Terms.

1.1           “Charter Documents” means, with respect to any corporation, its articles or certificate of incorporation, certificates of designations, charter and bylaws.

1.2           “Commission” means the United States Securities and Exchange Commission.

1.3            “Common Stock” means the common stock, par value $0.001 per share, of the Company, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

1.4           “Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

1.5           “Credit Agreement” means the credit agreement dated as of May 18, 2015 among Cyalume Technologies Holdings, Inc. and certain of its Subsidiaries (as defined therein), as borrower, the various financial institutions party thereto, as lenders, and Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger.

1.6            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

1.7           “Governmental Agency” means any federal, foreign, domestic or local court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity.

1.8           “Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.

1.9           “Loss” has the meaning set forth in Section 6.1.

1.10         “Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates; provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the issuance of the Shares or other transactions contemplated by this Agreement, (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action by the Company as required in accordance with this Agreement, (iv) any change in applicable laws or the interpretation thereof, (v) any change in United States generally acceptable accounting principles or other accounting requirements or principles, or (vi) commencement of a war or material armed hostilities or act of terrorism directly involving the United States of America.

1.11         “Material Contract” means any contract of the Company that has been filed or was required to have been filed, in each case, within the two (2) year period prior to the date hereof, as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

1.12         “Monroe Entity” has the meaning set forth in Section 7.1.

1.13         “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Agency.

1.14         “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the OTC Bulletin Board.

1.15         “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

1.16         “Registration Agreement” means that certain Registration Rights Agreement dated as of May 18, 2015, by and among the Company and Subscribers, as may be amended, restated or otherwise modified from time to time.

1.17         “Required Approvals” has the meaning set forth in Section 3.4.

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1.18         “Securities Act” means the Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.

1.19         “Series D Preferred Stock” means the Series D Preferred Stock, $0.001 par value per share, of the Company.

1.20         “Shares” has the meaning set forth in the Recitals.

1.21         “Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares of capital stock or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

1.22         “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

1.23          “Transaction Documents” means, collectively, this Agreement and the Registration Agreement.

2.            Issuance.

2.1           Issuance and Delivery. On the date hereof, each Subscriber shall acquire the number of newly issued Shares set forth opposite such Subscriber’s name on the attached Subscription Schedule. For tax purposes, the Company and Subscribers agree as of the date hereof, that the value of the Shares shall be $5,617.50 per Share. The Company shall deliver the Shares to Subscribers free and clear of all Liens other than transfer restrictions under federal and state securities laws, the Registration Agreement and the Company’s Charter Documents.

Each Borrower, Administrative Agent and each Lender (as each such term is defined in the Credit Agreement), having adverse interests and as a result of arms-length bargaining, agree that (i) the Shares are not being issued as compensation, and (ii) for the purposes and within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of the Shares is $56,175.00. For federal income tax purposes, the parties agree that the original issue discount, if any, of the Term Loans (as defined in the Credit Agreement), shall be determined by taking into account: (i) the value of the Shares set forth in the preceding sentence for purposes of applying Treasury Regulation section 1.1273-2(h), and (ii) any payments from Borrower to the Lenders described in Treasury Regulation section 1.1273-2(g)(2). Borrower’s calculation of the amounts set forth in the preceding sentence shall be subject to the review and approval of the Administrative Agent and Lenders. To the extent any Note (as defined in the Credit Agreement) is required to bear a legend pursuant to Treasury Regulation section 1.1275-3(b)(1), such Note shall be amended to provide such legend no later than immediately prior to the first disposition of such Note, as provided in Treasury Regulation section 1.1275-3(b)(2).

2.2           The Closing. The closing of the Subscription Transaction shall take place on the date hereof (the “Subscription Transaction Closing”). At the Subscription Transaction Closing: (i) the Company shall deliver to each Subscriber, as applicable, each of the items set forth in Section 5.1 hereof; and (ii) Subscribers shall deliver to the Company each of the items set forth in Section 5.2 hereof.

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3.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber that:

3.1           Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted in all material respects. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective Charter Documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.3           No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and assuming the filing of the Second Amended and Restated Certificate of Designation of Series A Preferred Stock, the Amended and Restated Certificate of Designation of Series B Preferred Stock, the Amended and Restated Certificate of Designation of Series C Preferred Stock and the Certificate of Designation of Series D Preferred Stock with the Delaware Secretary of State) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any Material Contract (other than any such conflict, default or right that has been waived on or prior to the date hereof), or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Subscribers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

3.4           Filings, Consents and Approvals. Assuming the filing of the Amended and Restated Certificate of Designation of Series A Preferred Stock, the Amended and Restated Certificate of Designation of Series B Preferred Stock, the Amended and Restated Certificate of Designation of Series C Preferred Stock and the Certificate of Designation of Series D Preferred Stock with the Delaware Secretary of State, neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, holder of outstanding securities of the Company or any Subsidiary or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than any such consent, waiver or approval that has been waived or granted on or prior to the date hereof (collectively, the “Required Approvals”).

3.5           Issuance of the Shares. The Shares have been duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Subscribers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. As of the Subscription Transaction Closing, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon the conversion of the Shares. The Company shall, so long as any of the Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the number of shares of Common Stock issuable upon conversion of the Shares.

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3.6           Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company), after giving effect to the transactions contemplated by this Agreement, is set forth in Schedule 3.6 hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises or vesting of restricted stock units that do not, individually or in the aggregate, have a material adverse effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the Shares.

3.7           SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect and would not have or reasonably be expected to result in any limitation or prohibition on the Subscribers from using Rule 144 to resell any Shares. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

3.8           Private Placement. Assuming the accuracy of each Subscribers representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the issuance of the Shares by the Company to the Subscribers under the Transaction Documents. The issuance of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

4.          Representations and Warranties of the Subscribers. Each Subscriber hereby represents and warrants to the Company that:

4.1           Authority and Valid and Binding Effect. Each Subscriber has the requisite power, authority and legal capacity to execute, deliver and carry out the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents to be executed, delivered or carried out by each Subscriber hereunder or thereunder. The Transaction Documents constitute the legal, valid and binding obligations of each Subscriber, and all such obligations of each Subscriber are enforceable in accordance with their respective terms.

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4.2           Investor Representations.

(a)          Each Subscriber is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent each Subscriber and subsequent holders of such Shares from transferring such securities in compliance with the provisions of the Certificate of Designation of Series D Preferred Stock;

(b)          Each Subscriber acknowledges that the Company is entering into this Agreement, and will not be registering or qualifying the Shares under the Securities Act or applicable state securities laws, in reliance upon the truth and accuracy of each Subscriber’s representations and warranties in this Section 4.2;

(c)          Each Subscriber has been furnished all materials relating to the Company and the Shares which it has requested, has been afforded the opportunity to obtain any additional information necessary to evaluate such Subscriber’s participation in the transactions contemplated by this Agreement and was able to ask questions of, and received answers from the Company or a person acting on the Company’s behalf, concerning the terms and conditions of the transactions contemplated by this Agreement. Any questions raised by any Subscriber or its representatives concerning the transactions contemplated by this Agreement and the other Transaction Document have been answered to the satisfaction of such Subscriber and its representatives. Each Subscriber’s decision to acquire the applicable Shares is based in part on the answers to such questions as such Subscriber and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the acquisition of the applicable Shares and the Company’s past and proposed business activities;

(d)          Each Subscriber has the necessary knowledge and experience, either alone or with its financial advisor(s), in financial and business matters as to be able to evaluate the merits and risks of its participation in the transactions contemplated by this Agreement and the other Transaction Document to which it is or will be a party;

(e)          Each Subscriber is an “accredited investor” as defined in Rule 501(a) under the Securities Act;

(f)          Each Subscriber is familiar with Commission’s Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

(g)          No Subscriber has engaged any broker or finder who is entitled to any fee or commission from the Company in connection with this Agreement or the transactions contemplated hereby.

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4.3           No Other Agreements. No Subscriber has entered into any other agreements or commitments, and is not, to its knowledge, subject to any rule, regulation or court order that would prevent such Subscriber from becoming the sole beneficial and record owner of, and having good and valid title to, all of the Shares to be received by such Subscriber pursuant to this Agreement, free and clear of any Lien.

4.4           Consultation with Counsel. Subscribers have consulted with (or have been given the opportunity to consult with but have voluntarily elected not to do so) their own legal and tax advisors regarding this Agreement and the transactions contemplated by this Agreement and the other Transaction Document.

5.           Closing Deliveries.

5.1           Deliveries by Company to Subscribers. At the Subscription Transaction Closing, the Company shall deliver to Subscribers each of the following:

(a)          Duly completed and executed copies of the Transaction Documents; and

(b)          Stock certificates in the name of each Subscriber, as applicable, evidencing the number of Shares acquired by it hereunder.

5.2           Delivery by Subscribers. At the Subscription Transaction Closing, Subscribers shall deliver to the Company duly completed and executed copies of the Transaction Documents.

6.           Indemnification.

6.1           Subscriber’s Indemnification. Each Subscriber agrees, severally and not jointly, to indemnify the Company and its officers, directors, employees, stockholders, agents and representatives (each, individually, a “Company Indemnitee”), and hold each Company Indemnitee harmless against any loss, liability, fine, penalty, deficiency, damage or expense, including reasonable legal expenses and costs (each individually and collectively, a “Loss”), which such Company Indemnitee suffers as a result of or relating to the breach by Subscribers of any representation or warranty contained in Section 4 hereof.

6.2           The Company’s Indemnification. The Company agrees to indemnify each Subscriber and each of its respective agents and representatives (each, individually, a “Subscriber Indemnitee”), and hold each Subscriber Indemnitee harmless against any Loss which such Subscriber Indemnitee suffers as a result of or relating to the breach by the Company of any representation or warranty contained in Section 3 hereof.

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7.           Miscellaneous.

7.1           Rights of Lender. Notwithstanding anything contained herein to the contrary, nothing contained in this Agreement or the Certificate of Incorporation (including the Amended and Restated Certificate of Designation of Series A Preferred Stock, the Amended and Restated Certificate of Designation of Series B Preferred Stock, the Amended and Restated Certificate of Designation of Series C Preferred Stock and the Certificate of Designation of Series D Preferred Stock) of the Company shall affect, limit or impair the rights and remedies of Monroe Capital Corporation, as lender, Monroe Capital Corporation SBIC, LP, as lender, Monroe Capital Partners Fund II, LP, as lender, Monroe Capital Senior Secured Direct Loan Financing SPV LLC, as lender, Monroe Capital Senior Secured Direct Loan Fund LP, as lender, Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP, as lender, or Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger, or any of its affiliates (each a “Monroe Entity”) in its capacity as a lender or agent pursuant to any agreement under which the Company or any of its Subsidiaries or affiliates have borrowed money from a Monroe Entity, including without limitation, that certain Credit Agreement and the “Loan Documents” (as defined therein), in each case, as amended, restated, supplemented or otherwise modified from time to time. Without limiting the generality of the foregoing, any Monroe Entity, in exercising its rights as a lender or agent will have no duty to consider (i) its status as a direct or indirect holder of equity in the Company or any of its Subsidiaries or affiliates, or (ii) any duty it may have to any other direct or indirect holder of equity in the Company or any of its Subsidiaries or affiliates.

7.2           Remedies. The parties hereto shall have all applicable rights and remedies set forth in the Transaction Documents, and all rights and remedies which the parties hereto have been granted at any time under any other agreement or contract contemplated by the Transaction Documents, and all of the rights which the parties hereto have under any law. Any Person having any rights under any provision of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of any of the Transaction Documents and to exercise all other rights granted by law.

7.3           Benefit of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Subscribers and their respective successors and assigns, heirs, executors and personal representatives, as applicable. None of the parties hereto may assign any of their rights or obligations hereunder without the prior written consent of each other party hereto.

7.4           Notices. All notices, demands and other communications to be given or delivered to the parties hereto under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy (transmission confirmed), to the addresses indicated on Annex 1 attached hereto (unless another address is so specified in writing). Any party hereto may change the name and address of the designee to whom notice shall be sent by giving written notice of such change to the other parties hereto.

7.5           Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

7.6           Entire Agreement. This Agreement and the other Transaction Document embody the entire agreement and understanding between the Company and Subscribers, and the final expression thereof, and supersede any and all prior agreements and understandings, written or oral, formal or informal, between the Company and Subscribers, as applicable, relating to the subject matter hereof and thereof. No extensions, changes, modifications or amendments whatsoever of this Agreement shall be made or claimed by any party hereto, and no notices of any extension, change, modification or amendment made or claimed by a party hereto of this Agreement shall have any force and effect whatsoever unless the same shall be endorsed in writing and fully signed by each of the parties hereto.

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7.7           No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of the Company or any Subscriber in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of the Company and each Subscriber are cumulative and not exclusive of any rights or remedies which it or they, as applicable, would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Company and/or any Subscriber of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing by the Company and/or such Subscriber, as applicable, and shall be effective only to the extent in such writing specifically set forth.

7.8           Survival. All representations, warranties, covenants and agreements of the parties hereto contained herein, or made in writing in connection herewith, shall survive the execution and delivery of this Agreement and the issuance of the Shares for a period of eighteen (18) months after the Subscription Transaction Closing.

7.9           Waivers/Personal Jurisdiction.

(a)          EXCLUSIVE JURISDICTION. THE PARTIES HERETO AGREE THAT ALL ACTIONS TO ENFORCE THIS AGREEMENT AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY THE DELAWARE CHANCERY COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND THE PARTIES HERETO HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT.

(b)          WAIVERS. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THEM AT THEIR RESPECTIVE ADDRESSES SET FORTH IN ANNEX 1 OF THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN NEW CASTLE COUNTY, DELAWARE IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION TO ENFORCE THIS AGREEMENT OR BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE PARTIES HERETO AGREE THAT NEW CASTLE COUNTY, DELAWARE IS A REASONABLY CONVENIENT FORUM TO RESOLVE ANY DISPUTE AMONG THE PARTIES HERETO. EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. NOTHING IN THIS SECTION 7.9 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c)          OTHER JURISDICTIONS. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT EACH PARTY HERETO SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY OTHER PARTY IN A COURT IN ANY LOCATION TO ENABLE IT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN HIS OR ITS FAVOR. EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION 7.9.

7.10         No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

7.11         Herein, etc. Words such as “herein,” “hereunder,” “hereof” and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document.

7.12         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

7.13         Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.14         Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or other form of electronic transmission, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Signature Page to Subscription Agreement

SUBSCRIBER:

MONROE CAPITAL CORPORATION

By:	/s/ Jeffrey Cupples
Name:	Jeffrey Cupples
Title:	Director

Signature Page to Subscription Agreement

SUBSCRIBER:

MONROE CAPITAL SENIOR SECURED
DIRECT LOAN FUND LP

By:	MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LLC, its general partner

By:	/s/ Jeffrey Cupples
Name:	Jeffrey Cupples
Title:	Director

Signature Page to Subscription Agreement

SUBSCRIBER:

MONROE CAPITAL SENIOR SECURED
DIRECT LOAN FUND (UNLEVERAGED)
LP
By:	MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LLC, its general partner

By:	/s/ Jeffrey Cupples
Name:	Jeffrey Cupples
Title:	Director

Signature Page to Subscription Agreement

SUBSCRIBER:

MONROE CAPITAL PARTNERS FUND II,
LP
By:	MONROE CAPITAL PARTNERS FUND II, LLC, its general partner

By:	/s/ Jeffrey Cupples
Name:	Jeffrey Cupples
Title:	Director

Signature Page to Subscription Agreement

ANNEX 1

Names, Addresses and Facsimile Numbers of Parties

If to the Company: Cyalume Technologies Holdings, Inc. 910 SE 17th Street, Suite 300 Fort Lauderdale, Florida 33316 Attention: Facsimile:	With a copy to: Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102 Attention: Jason Simon Facsimile: 703.714.8386

If to Subscribers: Monroe Capital Corporation 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606 Attention: Zia Uddin Facsimile: 312.258.8350	With a copy to: Vedder Price P.C. 222 North LaSalle Street, Suite 2400 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. Facsimile: (312) 609-5005

Monroe Capital Senior Secured Direct Loan Fund LP 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606 Attention: Zia Uddin Facsimile: 312.258.8350	Vedder Price P.C. 222 North LaSalle Street, Suite 2400 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. Facsimile: (312) 609-5005

Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606 Attention: Zia Uddin Facsimile: 312.258.8350	Vedder Price P.C. 222 North LaSalle Street, Suite 2400 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. Facsimile: (312) 609-5005

Monroe Capital Partners Fund II, LP 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606 Attention: Zia Uddin Facsimile: 312.258.8350	Vedder Price P.C. 222 North LaSalle Street, Suite 2400 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. Facsimile: (312) 609-5005

Subscription SCHEDULE

Name of Subscriber	Number of Shares of Series D Preferred Stock
Monroe Capital Corporation	3.06
Monroe Capital Senior Secured Direct Loan Fund LP	2.69
Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP	2.26
Monroe Capital Partners Fund II, LP	1.99
Total:	10